EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-197318), and Form S-8 (File Nos. 333-97049, 333-105483 and 333-169698) of Everest Re Group, Ltd. of our report dated March 2, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers, LLP
New York, New York
March 2, 2015